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                                                                Exhibit 23.2


                  CONSENT OF INDEPENDENT ACCOUNTANTS


We hereby consent to the reference to us under the heading "Experts" in the Registration Statements on Form S-3 (Commission File Nos. 333-58689 and 333-42928) and related Prospectus Supplement of EOP Operating Limited Partnership dated August 3, 2000 for the registration of $360 million of debt securities and warrants exercisable for debt securities.

/s/ PricewaterhouseCoopers LLP
PricewaterhouseCoopers LLP


New York, New York
August 3, 2000